[GRAPHIC OMITTED]
                                  North Valley
                                     BANCORP


North Valley Bancorp Reports Record Earnings for the Year Ending December 31,
2002

-Net income up 21.0% -Diluted EPS up 35.8% -Loans outstanding up 12.0% -ROA Increases to 1.30% -ROE Increases to 17.3%

January 22, 2003 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $656 million in assets, today reported results for the twelve months and three months ending December 31, 2002. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB").

         The Company reported net income for the year ended December 31, 2002 of $8,064,000 or $1.67 per diluted share compared to $6,666,000 or $1.23 per diluted share for the previous year. This represents an increase in net income of $1,398,000 or 21.0% and an increase in diluted earnings per share of $0.44 or 35.8%. The primary driver of the Company's net income growth was interest expense which decreased from $15,475,000 in 2001 to $9,792,000 in 2002, a decrease of $5,683,000 or 36.7%. This propelled an increase in net interest income of $4,774,000 or 19.6% over 2001.

         The Company reported net income for the quarter ended December 31, 2002 of $2,282,000 or $0.47 per diluted share compared to $1,907,000 or $0.40 per diluted share for the comparable period in 2001. Interest expense decreased from $3,441,000 for the quarter ended December 31, 2001 to $2,271,000 for the same period in 2002, a decrease of $1,170,000 or 34.0%.

         Net interest income, the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased from $24,336,000 for the year ended December 31, 2001 to $29,110,000 for 2002. While average interest-earning assets increased by $52,796,000 or 10.5% from 2001 levels, total interest income decreased slightly from $39,811,000 in 2001 to $38,902,000 in 2002. This decrease was due to the lower interest rate environment in which the Company now operates which was more than enough to offset the growth in interest-earning assets as average yields fell from 8.10% in 2001 to 7.15% in 2002. The lower interest rate environment had an even larger impact on interest expense as the Company's cost of funds fell from 3.67% in 2001 to 2.10% in 2002. Although total average interest-bearing liabilities increased from $421,670,000 in 2001 to $466,062,000 in 2002, total interest expense fell by $5,683,000 or 36.7% from 2001 to 2002 due to lower rates. The Company's net interest margin which is defined as net interest income (on a taxable-equivalent basis) divided by average interest-earning assets, increased from 5.02% in 2001 to 5.39% in 2002.

         Non-interest income increased from $8,852,000 in 2001 to $9,313,000 in 2002. Service charges on deposits increased to $6,030,000 for 2002, an increase of $403,000 or 7.2% over 2001. Other fees and charges decreased from $1,127,000 in 2001 to $761,000 in 2002 due primarily to the discontinuation of data processing services that the Company previously provided to a local financial institution. The Company recorded gains on the sale of fixed rate, single-family loans of $456,000 in 2002 compared to $4,000 in 2001. As discussed in the Company's third quarter earnings release of October 18, 2002, this is part of a strategy to maintain a beneficial mix in the loan portfolio while also maintaining a shorter overall duration within the portfolio due to the current low rate environment. The Company also recorded $221,000 in gains on sales and calls of investment securities due to a similar strategy employed in the investment portfolio. Other income decreased from $2,075,000 for the year ended December 31, 2001 to $1,845,000 for 2002 due primarily to a gain of $447,000 recorded in the fourth quarter of 2001 representing the final premium payment on the sale of the Company's Weaverville branch.

         Non-interest expenses totaled $24,728,000 for the year ended December 31, 2002, an increase of $2,638,000, or 11.9% over 2001. Salary expense increased from $11,394,000 in 2001 to $12,480,000 in 2002, an increase of $1,086,000 or 9.5%. This was partially due to the Company's recent expansion which consists of a business banking center in Redding that opened in August of 2001 and the Churn Creek branch in Redding which opened in August of 2002.

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

Occupancy expense and equipment expense increased by $277,000 and $393,000 over 2001 levels, respectively. This increase in occupancy and equipment expense is due to this same expansion as well as costs related to the Company's new mainframe processing system which was installed in November 2002. The Company incurred no merger and integration expenses for 2002 compared to $358,000 for the year ended December 31, 2001. Other expense increased by $1,240,000 to $8,821,000 for the year ended December 31, 2002. Increases were in ATM processing expense which increased $280,000, amortization of intangible assets which increased $282,000, system conversion expenses which were $194,000 and professional services which increased $100,000.

         Credit quality remained strong for the Company during 2002. Nonperforming loans increased to $2,316,000, or 0.52% of total loans at December 31, 2002, compared to $1,715,000, or 0.43% of total loans at December 31, 2001. The allowance for loan losses at December 31, 2002 was $6,723,000 or 1.51% of total loans compared to $5,786,000 or 1.46% of total loans at December 31, 2001. The ratio of net charge-offs to average loans outstanding increased slightly to 0.20% at December 31, 2002 from 0.14% for the previous year. "In spite of weakness in the overall economy, our credit quality has remained strong. Our ratio of non-performing loans to total loans has decreased from September 30, 2002 levels and we feel that we are well positioned to weather further economic slowness. Our ratio of allowance for loan losses to total loans at 1.51% is very strong and our charge-off ratio remains very low." stated Mike Cushman, President & CEO.

         "Our Company continues to strengthen its market position with the continued growth of our Positively Free Checking program throughout the five counties we serve," stated Mr. Cushman. "In addition, we have strengthened our business development team as we move to build a stronger commercial banking focus to complement our well-established retail business. We had an outstanding year of financial results and we achieved a total return to shareholders of over 35% during 2002. We were also able to upgrade our core processing systems which will provide us the opportunity to better serve our customers as well as become more efficient in our back-office operations. As always, we continued our strategy of maximizing our use of capital as we repurchased and retired 63,102 shares of NOVB common stock during 2002. We will continue to look for opportunities to deploy our capital resources to continue to increase earnings per share and return on equity."

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking products and services. In addition to depository services, North Valley Bank and Six Rivers Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                         or      Edward J. Czajka
President & Chief Executive Officer                Executive Vice President &
(530) 226-2900    Fax: (530) 221-4877              Chief Financial Officer

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

                               North Valley Bancorp & Subsidiaries
                                 Condensed Statements of Income
                         (Dollars in thousands except per share amounts)
                                           (Unaudited)


                                               Year ended December 31,   Quarter ended December 31,
                                                  2002         2001           2002         2001
                                               ---------------------------------------------------

INTEREST INCOME
  Loans and leases including fees              $   32,738   $   32,671     $    8,338   $    7,950
  Investment Securities
    Taxable                                         4,332        4,835            952        1,397
    Exempt from federal taxes                       1,486        1,631            292          374
  Federal funds sold                                  346          674             81          153
                                               ---------------------------------------------------
Total interest income                              38,902       39,811          9,663        9,874

INTEREST EXPENSE
  Deposits                                          7,837       14,551          1,758        2,980
  Borrowings                                          930          457            275          205
  Trust preferred securities                        1,025          467            238          256
                                               ---------------------------------------------------
Total Interest Expense                              9,792       15,475          2,271        3,441

NET INTEREST INCOME                                29,110       24,336          7,392        6,433

PROVISION FOR LOAN AND LEASE LOSSES                 1,795        1,370            420          430

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                        27,315       22,966          6,972        6,003

NONINTEREST INCOME:
  Service charges on deposit accounts               6,030        5,627          1,387        1,503
  Other fees and charges                              761        1,127            292          258
  Gain on sale of loans                               456            4            254            4
  Gain (loss) on sale or calls of securities          221           19            194            6
  Other                                             1,845        2,075            537        1,011
                                               ---------------------------------------------------
Total noninterest income                            9,313        8,852          2,664        2,782

NONINTEREST EXPENSE:
  Salaries and employee benefits                   12,480       11,394          3,191        3,115
  Occupancy expense                                 1,551        1,274            412          346
  Equipment expense                                 1,876        1,483            543          476
  Merger and integration expense                       --          358             --           --
  Other                                             8,821        7,581          2,326        2,014
                                               ---------------------------------------------------
Total noninterest expense                          24,728       22,090          6,472        5,951

INCOME BEFORE PROVISION FOR
INCOME TAXES                                       11,900        9,728          3,164        2,834

PROVISION FOR INCOME TAXES                          3,836        3,062            882          927

NET INCOME                                          8,064        6,666          2,282        1,907

EARNINGS PER SHARE:
  Basic                                        $     1.72   $     1.25     $     0.49   $     0.41
  Diluted                                      $     1.67   $     1.23     $     0.47   $     0.40

Weighted Average Shares Outstanding
  Basic                                         4,695,038    5,321,767      4,657,286    4,683,953
  Diluted                                       4,832,960    5,433,462      4,808,631    4,792,960

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

                                   North Valley Bancorp and Subsidiaries
                                          Condensed Balance Sheet
                               (Dollars in thousands, except share amounts)
                                                (Unaudited)


ASSETS                                                        31-Dec-02   31-Dec-01   $ Change    % Change
                                                              --------------------------------------------

Cash and due from banks                                       $  33,900   $  26,575   $   7,325      27.6%
Federal funds sold                                               21,400      19,800       1,600       3.1%
Interest-bearing deposits in other financial institutions           517       2,289      (1,772)    -77.4%

Securities:
  Available for sale, at fair value                             110,661     111,626        (965)     -0.9%
  Held to maturity, at amortized cost                             1,455       1,455          --        --%
  FHLB & FRB Stock and other securities                           3,073       2,213         860      38.9%
Loans and leases net of allowance
  for loan and lease losses and deferred loan fees              437,843     391,022      46,821      12.0%
Premises and equipment, net of accumulated
  Depreciation and amortization                                  13,156      10,294       2,862      27.8%
Other real estate owned                                              55         287        (232)    -80.8%
Core deposit and other intangibles, net                           2,772       3,252        (480)    -14.8%
Accrued interest receivable & other assets                       30,938      26,160       4,778      18.3%
                                                              --------------------------------------------
TOTAL ASSETS                                                  $ 655,770   $ 594,973   $  60,797      10.2%


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                         $ 108,140   $  94,719   $  13,421      14.2%
  Interest-bearing deposits                                     446,913     419,559      27,354       6.5%
                                                              --------------------------------------------
Total deposits                                                  555,053     514,278      40,775       7.9%
Fed funds purchased, FHLB advances and other borrowed funds      32,888      20,647      12,241      59.3%
Manditorily redeemable convertible trust preferred
securities of subsidiary grantor trust                           10,000      10,000          --        --%
Accrued interest and other liabilities                            7,800       6,370       1,430      22.4%
                                                              --------------------------------------------
Total liabilities                                               605,741     551,295      54,446       9.9%


STOCKHOLDERS' EQUITY:
Preferred stock, no par
value: authorized
5,000,000 shares: none
outstanding
Common stock, no par value: authorized 20,000,000
  shares, outstanding  4,634,094 and 4,651,056 at
  December 31, 2002 and 2001                                     25,112      24,538         574       2.3%
Retained Earnings                                                23,260      18,383       4,877      26.5%
Accumulated other comprehensive income (loss), net of tax         1,657         757         900     118.9%
                                                              --------------------------------------------
Total stockholders' equity                                       50,029      43,678       6,351      14.5%

Total Liabilities & Stockholders' Equity                      $ 655,770   $ 594,973   $  60,797      10.2%

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

                                  North Valley Bancorp and subsidiaries
                                         (Dollars in thousands)
                                               (Unaudited)


                                    FINANCIAL RATIOS:                  For the year ended December 31,
                                                                        2002                      2001
                                                                     ---------                 ---------
                             Return on average assets                    1.30%                     1.18%
                             Return on average equity                   17.31%                    13.11%
                                     Efficiency ratio                   64.36%                    66.56%
             Net interest margin (Taxable-equivalent)                    5.39%                     5.02%
                     Average equity to average assets                    7.51%                     9.04%

                 ALLOWANCE FOR LOAN AND LEASE LOSSES:
                            Balance beginning of year                $  5,786                  $  4,964
                            Provision for loan losses                   1,795                     1,370
                                      Net charge offs                     858                       548

                                Balance end of period                $  6,723                  $  5,786


                                                                   December 31,              December 31,
                                                                       2002                      2001
                                NONPERFORMING ASSETS:
                               Total nonaccrual loans                $  1,452                  $    867
            Loans 90 days past due and still accruing                     864                       848

                            Total nonperforming loans                $  2,316                  $  1,715
                              Other real estate owned                      55                       287

                           Total nonperforming assets                $  2,371                  $  2,002

                Nonaccrual loans to total gross loans                    0.33%                     0.22%
             Nonperforming loans to total gross loans                    0.52%                     0.43%
           Total nonperforming assets to total assets                    0.36%                     0.34%

     Allowance for loan losses to nonperforming loans                  290.28%                   337.38%
       Allowance for loan losses to total gross loans                    1.51%                     1.46%
    Allowance for loan losses to nonperforming assets                  283.55%                   289.01%
Ratio of net charge-offs to average loans outstanding                    0.20%                     0.14%


                                    Total Gross Loans                 444,566                   396,808
                                         Total Assets                 655,770                   594,973
                            Average Loans Outstanding                 424,272                   378,190
                                       Average Assets                 619,911                   562,802
                                       Average Equity                  46,579                    50,850

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